UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2016 (January 2, 2016)

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 2, 2016, Leslie F. Lyman delivered a letter tendering his resignation from the board of directors (the “Board”) of Marrone Bio Innovations, Inc. (the “Company”) effective January 4, 2016. Mr. Lyman’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On January 4, 2016, the Board appointed Michael H. Benoff to serve as a Class I director of the Company whose term will expire as of the 2017 annual stockholders’ meeting, filling the vacancy created by Mr. Lyman’s resignation. The Board also appointed Mr. Benoff to the Audit Committee of the Board (the “Audit Committee”).

Mr. Benoff has worked as independent consultant since 2008, advising clients on corporate strategy and corporate finance, including preparing business models, structuring debt acquisitions, managing capital markets transactions and advising on equity capitalization matters. From 1987 to 1999, Mr. Benoff served as the CFO of The Money Store Inc., retiring after its sale to First Union National Bank, after which he became active as a private investor. Mr. Benoff is currently a board member of the Sacramento Tree Foundation. Mr. Benoff received his B.A. in Politics at Princeton University.

As a non-employee director, consistent with the Company’s director compensation policy, in connection with his appointment to the Board, Mr. Benoff was granted 33,140 restricted stock units, one-third of which vest on the first anniversary of his appointment and the remainder of which vest monthly over two years thereafter, and he was granted 8,630 restricted stock units, which vest in full on the date of the 2016 annual meeting, in respect of his annual retainer for service on the Board. In addition, Mr. Benoff is entitled to an annual cash retainer of $32,500 for his service on the Board and the Audit Committee, payable on a quarterly basis.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Benoff, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

Item 8.01. Other Events.

As previously disclosed, on December 21, 2015, the Company received a customary letter from NASDAQ Stock Market LLC (“NASDAQ”) referencing the Company’s non-compliance with NASDAQ Listing Rule 5605(c)(2)(A) because it had two instead of three independent directors on the Audit Committee commencing with the Company’s Annual Meeting of Stockholders held on December 17, 2015. In connection with the Company’s January 4, 2016 appointment of Michael H. Benoff to the Board and the Audit Committee, the Company now has three independent directors on the Audit Committee as required by NASDAQ Listing Rule 5605(c)(2)(A).

Incorporated by reference is a press release issued by the Company on January 5, 2016, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on January 5, 2016 by Marrone Bio Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: January 5, 2016	By:	/s/ Linda V. Moore
Linda V. Moore
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on January 5, 2016 by Marrone Bio Innovations, Inc.